Exhibit 99.1

Isleworth Healthcare Acquisition Corp. Announces Pricing of Upsized $180,000,000 Initial Public Offering

St. Petersburg, FL, February 24, 2021 – Isleworth Healthcare Acquisition Corp. (NASDAQ: ISLEU) (the “Company”) announced today that it priced its initial public offering of 18,000,000 units at a price to the public of $10.00 per unit. The units are expected to commence trading on February 25, 2021 on the Nasdaq Capital Market under the symbol “ISLEU.”

Each unit consists of one share of common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the common stock and warrants are expected to be traded on the Nasdaq Capital Market under the symbols “ISLE” and “ISLEW,” respectively.

I-Bankers Securities, Inc. is acting as the sole book-running manager of the offering and Dawson James Securities, Inc. and Northland Capital Markets are acting as co-managers of the offering. The underwriters have been granted a 30-day option to purchase up to an additional 2,700,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on or about March 1, 2021, subject to customary closing conditions.

The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this offering may be obtained from I-Bankers Securities, Inc. at 535 5th Ave., 4th Floor, New York, NY 10017.

A registration statement relating to the securities was declared effective by the Securities and Exchange Commission (“SEC”) on February 24, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Isleworth Healthcare Acquisition Corp.

Isleworth Healthcare Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. It intends to focus on a business combination with a company in the healthcare industry. We anticipate targeting companies domiciled in North America and Europe that are developing assets in the biopharmaceutical and medical technology/medical device space which aligns with our management team’s experience in operating healthcare companies and in drug and device/technology development. Al Weiss (Chairman), former President, Worldwide Operations Walt Disney Parks and Resorts, and Bob Whitehead (CEO), a long-standing pharmaceutical executive, will lead the officers and directors team.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the closing of the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given the offering discussed above will be completed on the terms described, or at all, or the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Dan Halvorson

Executive Vice President & Chief Financial Officer and Board Member

dan@isleworthhealthcare.com